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                                                                 Exhibit 10.19

                         2000 CASH INCENTIVE COMPENSATION PLAN

PHILOSOPHY: PAY FOR PERFORMANCE

     - Goal is to increase shareholder valuation.

     - Performance metrics must be understandable, measurable, consistent and designed to achieve the goal.

INCENTIVE POTENTIAL consists of TARGET INCENTIVE and SUPER ACHIEVEMENT
INCENTIVE.

                              CONCORD AND SUPPLY SITES

TARGET INCENTIVE

- Earned based on achieving business profitability, and Personal Performance Goals (PPGs) with the portions allocable between business profitability and PPGs determined individually based on function and responsibilities.

- Capped at 5%-100% of Base Salary (% determined individually).

- Target Incentive is tracked quarterly and paid annually.

- BUSINESS PROFITABILITY COMPONENT

       Metric is:     EBITDA for Concord (this includes all participants not
                      in the Supply Sites or in Sales); and
                      PCM for the Supply Sites.
                      All metrics are measured in dollars, not percentages.

       50% of this component is earned at 85% of the AOP metric, and the balance is earned linearly up to 100% of the AOP metric.

- PPG COMPONENT

       Percentage earned is determined by scoring achievement of PPGs and is contingent on the Company achieving at least 85% of AOP EBITDA (85% of AOP PCM for the Supply Sites). At that point, whatever percentage of the PPG Component that has been earned based on scoring of performance is triggered and will be paid annually.

SUPER ACHIEVEMENT INCENTIVE

- Earned based on exceeding the applicable AOP metric for profitability (EBITDA for Concord and PCM for the Supply Sites). The Super Achievement Incentive applies at the Site level only to the Site Managers and certain members of their staffs as required by existing contractual commitments.
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- A percentage of incremental profitability is allocated to a Super
  Achievement Incentive pool for all participants, I.E., out of each $1.00 of incremental EBITDA, $.20 is paid into the pool.

- Super Achievement Incentive is calculated and paid annually.

ELIGIBILITY

     - To be eligible for participation in the 2000 Cash Incentive Plan, the employee must be employed by Manufacturers' Services or have been promoted to an eligible position by October 1, 2000. All payments for new hires are prorated based on the date of hire. Promotions, involving a change to your bonus plan, are treated as follows:

       - Promotion during the first half of the year receives credit for the entire year.

       - Promotion between July and September receives credit for the second half of the year.

     - To receive a Cash Incentive payment for 2000 the employee must be employed by Manufacturers' Services on the date of payout.

     - All Cash Incentive payments will be based on the participant's annual average Base Salary.